Solar Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2015 Financial Results, Including 33% 2015 Portfolio Growth; Declares Quarterly Distribution of $0.40 per Share for Q1, 2016

NEW YORK, NY -- (Marketwired - February 24, 2016) - Solar Capital Ltd. (NASDAQ: SLRC) (the "Company" or "Solar Capital"), today reported net investment income of $17.0 million, or $0.40 per share, for the fourth quarter and $64.4 million, or $1.52 per share, for the fiscal year. Solar Capital's reported taxable income for the year ended December 31, 2015 exceeded the cumulative distributions paid to shareholders for 2015.

At December 31, 2015, net asset value (NAV) was $20.79 per share. The decline from the prior quarter resulted from unrealized depreciation, caused predominantly by a mark-to-market technical impact on investment fair values. As of year end, the investment portfolio, on a cost basis, remained over 99% performing. At December 31, the fair value of the Company's Comprehensive Investment Portfolio* was $1.5 billion.

The Company's Board of Directors declared a first quarter distribution of $0.40 per share payable on April 1, 2016 to stockholders of record on March 24, 2016. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:
At December 31, 2015:
Comprehensive Investment portfolio* fair value: $1.5 billion
Number of portfolio companies*: 76
Net assets: $882.7 million
Net asset value per share: $20.79

Portfolio Activity** for the Quarter Ended December 31, 2015:
Investments made during the quarter: $162.5 million
Investments prepaid and sold during the quarter: $27.6 million

Portfolio Activity** for the Year Ended December 31, 2015:
Investments made during the year: $478.1 million
Investments prepaid and sold during the year: $145.0 million

Operating Results for the Quarter Ended December 31, 2015:
Net investment income: $17.0 million
Net realized and unrealized loss: $31.2 million
Net decrease in net assets from operations: $14.2 million
Net investment income per share: $0.40

Operating Results for the Year Ended December 31, 2015:
Net investment income: $64.4 million
Net realized and unrealized loss: $50.3 million
Net increase in net assets from operations: $14.1 million
Net investment income per share: $1.52

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.'s investment portfolio, Crystal Financial's full portfolio, and the senior secured loans held by the Senior Secured Unitranche Loan Program ("SSLP") attributable to the Company (and excludes the fair value of the equity interests in Crystal Financial and the SSLP).

** Includes investment activity through the SSLP attributable to the Company.

"As a result of our investment discipline and strategic investment verticals, we concluded a successful year with a strong fourth quarter: our $135 million of net originations capped off a year of 33% portfolio growth; our Q4 GAAP NII fully covered our dividend; and our portfolio, with no direct exposure to oil & gas or commodities, remained over 99% performing," said Michael Gross, Chairman and CEO of Solar Capital Ltd. "With over $700 million of available capital, including our anticipated leverage in SSLP, and a healthy portfolio, we are well positioned to take advantage of the current market dislocation, which should lead to an increase in our net investment income in 2016."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, February 25, 2016. All interested parties may participate in the conference call by dialing (877) 726-5936 approximately 5-10 minutes prior to the call, international callers should dial (530) 379-4671. Participants should reference Solar Capital Ltd. and the participant passcode of 23353899 when prompted. A telephone replay will be available until March 10, 2016 and can be accessed by dialing (855) 859-2056 and using the passcode 23353899. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital's website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Portfolio and Investment Activity

Investment Activity

During the three months ended December 31, 2015, Solar Capital had gross originations of $162.5 million across eleven portfolio companies, including its ownership of investments made by SSLP. Investments sold or prepaid during the quarter ended December 31, 2015 totaled approximately $27.6 million, including minimal repayments within SSLP attributable to the Company.

During the year ended December 31, 2015, Solar Capital invested approximately $478.1 million across 31 portfolio companies, including our ownership of investments made by SSLP. Investments sold or prepaid during the fiscal year ended December 31, 2015 totaled approximately $145.0 million, including minimal repayments with the SSLP attributable to the Company.

Portfolio Composition

At December 31, 2015, the weighted average yield on our income-producing investments, inclusive of our equity interests in Crystal Financial and SSLP, was 10.5%, measured at fair value, and 10.2%, measured at amortized cost. As of December 31, 2015, we had one issuer on non-accrual status, representing 0.6% of the cost of the investment portfolio.

Our Comprehensive Investment Portfolio composition at December 31, 2015 was as follows:

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Comprehensive Portfolio Composition, measured at fair
 value:                                                   Amount ($mm)   %
----------------------------------------------------------------------------
Senior secured loans - excluding Life Science                $717.4    48.2%
----------------------------------------------------------------------------
Senior secured loans - Life Science                          $118.6     8.0%
----------------------------------------------------------------------------
Senior secured loans in SSLP, attributable to Solar
 Capital                                                      $80.3     5.4%
----------------------------------------------------------------------------
Crystal Financial's full portfolio of senior secured
 loans                                                       $465.1    31.3%
----------------------------------------------------------------------------
  Total Senior Secured Loans                                $1,381.4   92.9%
----------------------------------------------------------------------------
Unsecured Securities                                          $67.3     4.5%
----------------------------------------------------------------------------
Equity and equity-like securities, excluding Crystal
 Financial and SSLP Membership Interests                      $38.6     2.6%
----------------------------------------------------------------------------
  Total Comprehensive Investment Portfolio                  $1,487.3
----------------------------------------------------------------------------
Floating Rate Investments as % of the Income-producing
 Comprehensive Portfolio                                       92%
----------------------------------------------------------------------------

Crystal Financial

At December 31, 2015, Crystal Financial's $465.1 million funded portfolio consists of senior secured loans from 26 issuers with an average exposure of $17.9 million. All of the commitments at Crystal Financial are floating-rate, senior-secured loans. For the year ended December 31, 2015, Crystal Financial invested approximately $225.3 million and had investments repaid or sold of approximately $230.8 million. For the quarter ended December 31, 2015, Crystal distributed $7.9 million to Solar Capital, resulting in an annualized distribution yield, at cost, of approximately 11.5%, consistent with the prior quarter. For the fiscal year ended December 31, 2015, Crystal distributed $31.6 million to Solar Capital, also equating to an 11.5% distribution yield, at cost.

Senior Secured Unitranche Loan Program

As of December 31, 2015, the Company and Voya contributed combined equity capital in the amount of $92.2 million.

As of December 31, 2015, SSLP's portfolio consisted of floating rate senior secured loans to 4 different borrowers. During the quarter, SSLP invested $91.8 million across 4 portfolio companies. Investments prepaid totaled $0.1 million during the same period. At December 31, 2015, the weighted average yield of SSLP's portfolio was 8.5%, measured at fair value and 8.5%, measured at cost.

Life Science Lending Platform

The fair value of the life science first lien senior secured portfolio was $118.6 million at December 31, 2015, consisting of first lien loans to nine different borrowers with an average loan balance of $13.2 million. At December 31, 2015, the weighted average yield of the life science loan portfolio was 10.6%, measured at cost. During 2015, the life science lending platform originated $104.3 million of investments and had $44.8 million of repayments. The weighted average IRR on all realized life science investments is 20.3%, excluding any potential future realizable success fees.

Results of Operations for the Fiscal Year Ended December 31, 2015 compared to the Fiscal Year Ended December 31, 2014.

Investment Income

For the fiscal years ended December 31, 2015 and 2014, gross investment income totaled $115.6 million and $121.9 million, respectively. The decrease in gross investment income from 2014 to 2015 was primarily due to a reduction in prepayment fee income from a reduced volume of repayments, as well as portfolio yield compression.

Expenses

Net expenses totaled $51.2 million and $55.2 million, respectively, for the fiscal years ended December 31, 2015 and 2014. Over the same periods, $1.7 million and $0.0 million of performance-based incentive fees were voluntarily waived by the manager. The decrease in expenses from 2014 to 2015 was primarily due to a decrease in performance-based incentive fees on lower net investment income.

Net Investment Income

The Company's net investment income totaled $64.4 million and $66.7 million, or $1.52 and $1.56, per average share, respectively, for the fiscal years ended December 31, 2015 and 2014.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the fiscal years ended December 31, 2015 and 2014 totaled approximately $50.3 million and $18.3 million, respectively. The net unrealized loss of $45.4 million for the fiscal year ended December 31, 2015 was primarily due to technical market conditions.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2015 and 2014, the Company had a net increase in net assets resulting from operations of $14.1 million and $48.5 million, respectively. For the fiscal years ended December 31, 2015 and 2014, earnings per average share were $0.33 and $1.13, respectively.

Liquidity and Capital Resources

As of December 31, 2015, we had a total of $282.1 million of unused borrowing capacity under the Company's credit facility, subject to borrowing base limits.

Stock Repurchase Program

On October 7, 2015, the Company announced a share repurchase program to purchase common stock in the open market in an amount up to $30 million. Unless amended or extended by the Company's board of directors, the Company expects the repurchase program to be in place until the earlier of October 7, 2016 or until $30 million of the Company's outstanding shares of common stock have been repurchased. Since the announcement of the share repurchase program, the Company has repurchased 215,025 shares at an average price of $15.76, inclusive of commissions, for a total dollar amount of $3.4 million. The average discount to net asset value for these purchases was 26.8%.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with 1 representing the least amount of risk.

As of December 31, 2015, the composition of our portfolio, on a risk ratings basis, was as follows:

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 Internal Investment Rating  Investments at Fair Value  % of Total Portfolio
----------------------------------------------------------------------------
              1                        $26.1                    2.0%
----------------------------------------------------------------------------
              2                       $1,188.1                 90.5%
----------------------------------------------------------------------------
              3                        $96.1                    7.3%
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              4                         $2.2                    0.2%
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Financial Statements and Tables

                             SOLAR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                                December 31,   December 31,
                                                    2015           2014
                                               -------------  -------------
Assets
Investments at fair value:
  Companies less than 5% owned (cost: $926,055
   and $659,552, respectively)                 $     886,788  $     652,288
  Companies 5% to 25% owned (cost: $8,511 and
   $8,511, respectively)                               1,233          4,646
  Companies more than 25% owned (cost:
   $410,142 and $339,380, respectively)              424,570        363,804
                                               -------------  -------------
    Total investments (cost: $1,344,708 and
     $1,007,443, respectively)                     1,312,591      1,020,738
Cash                                                   2,587        145,075
Cash equivalents (cost: $274,983 and $490,000,
 respectively)                                       274,983        490,000
Foreign currency (cost: $0 and $275,
 respectively)                                            --            265
Receivable for investments sold                       11,374         13,138
Interest receivable                                    6,408          4,549
Dividends receivable                                   8,487          8,258
Deferred financing costs                               2,996          3,263
Prepaid expenses and other assets                        874          1,048
                                               -------------  -------------
  Total assets                                 $   1,620,300  $   1,686,334
                                               -------------  -------------
Liabilities
Revolving credit facilities                    $     207,900  $          --
Unsecured senior notes                               100,000        100,000
Senior secured notes                                  75,000         75,000
Term loan                                             50,000         50,000
Distributions payable                                 16,986         16,986
Payable for investments and cash equivalents
 purchased                                           274,983        492,475
Management fee payable                                 6,523          6,109
Performance-based incentive fee payable                1,408          4,198
Administrative services expense payable                2,324          2,427
Interest payable                                       1,665          1,504
Other liabilities and accrued expenses                   813          1,067
                                               -------------  -------------
  Total liabilities                            $     737,602  $     749,766
                                               -------------  -------------

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 42,464,762 and
 42,465,162 shares issued and outstanding,
 respectively                                  $         425  $         425
Paid-in capital in excess of par                     993,991        991,963
Distributions in excess of net investment
 income                                              (15,592)        (8,599)
Accumulated net realized loss                        (64,009)       (60,506)
Net unrealized appreciation (depreciation)           (32,117)        13,285
                                               -------------  -------------
  Total net assets                             $     882,698  $     936,568
                                               =============  =============
Net Asset Value Per Share                      $       20.79  $       22.05
                                               =============  =============

                             SOLAR CAPITAL LTD.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except share amounts)

                                                  Year Ended December 31,
                                               ----------------------------
                                                    2015           2014
                                               -------------  -------------
INVESTMENT INCOME:
Interest:
  Companies less than 5% owned                 $      78,498  $      84,532
  Companies 5% to 25% owned                               --            564
  Companies more than 25% owned                        2,604          3,333
Dividends:
  Companies 5% to 25% owned                               12             --
  Companies more than 25% owned                       33,947         33,233
Other income:
  Companies less than 5% owned                           477            259
  Companies more than 25% owned                           22             16
                                               -------------  -------------
    Total investment income                          115,560        121,937
                                               -------------  -------------
EXPENSES:
Management fees                                       24,678         24,651
Performance-based incentive fees                       4,374          7,411
Interest and other credit facility expenses           15,598         14,448
Administrative services expense                        5,081          5,362
Other general and administrative expenses              3,167          3,358
                                               -------------  -------------
    Total expenses                                    52,898         55,230
Performance-based incentive fees waived               (1,694)            --
                                               -------------  -------------
    Net expenses                                      51,204         55,230
                                               -------------  -------------
      Net investment income before income tax
       expense                                        64,356         66,707
Income tax expense                                        --             --
                                               -------------  -------------
    Net investment income                      $      64,356  $      66,707
                                               -------------  -------------
REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS, CASH EQUIVALENTS, FOREIGN
 CURRENCIES AND DERIVATIVES:
Net realized gain (loss) on investments and
 cash equivalents:
  Companies less than 5% owned                 $      (3,510) $      (6,667)
  Companies 5% to 25% owned                           (1,163)         1,176
  Companies more than 25% owned                         (147)       (25,337)
                                               -------------  -------------
    Net realized loss on investments and cash
     equivalents                                      (4,820)       (30,828)
Net realized gain (loss) on foreign currencies
 and derivatives:                                        (54)        (6,012)
                                               -------------  -------------
    Net realized loss                                 (4,874)       (36,840)
                                               -------------  -------------
Net change in unrealized gain (loss) on
 investments and cash equivalents                    (45,411)        15,655
Net change in unrealized gain (loss) on
 foreign currencies and derivatives                        9          2,930
                                               -------------  -------------
    Net change in unrealized gain (loss)             (45,402)        18,585
                                               -------------  -------------
        Net realized and unrealized gain
         (loss) on investments, cash
         equivalents, foreign currencies and
         derivatives                                 (50,276)       (18,255)
                                               -------------  -------------
NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                    $      14,080  $      48,452
                                               =============  =============
EARNINGS PER SHARE                             $        0.33  $        1.13
                                               =============  =============

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770